UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2003
Date of Earliest Event Reported: Not Applicable

COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission file number)	13-2641992 (IRS Employer Identification No.)

4500 PARK GRANADA, CALABASAS CA (Address of principal executive offices)	91302 (Zip Code)

Registrant's telephone number, including area code: (818) 225-3000

ITEM 12.      RESULTS OF OPERATION AND FINANCIAL CONDITION

     On October 13, 2003, Countrywide Financial Corporation issued a press release announcing information regarding its operational statistics for the month ended September 30, 2003.

      A copy of the press release is attached as an Exhibit. (Exhibit 99.12)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: October 13, 2003	COUNTRYWIDE FINANCIAL CORPORATION

By: /S/ STANFORD L. KURLAND Stanford L. Kurland Executive Managing Director and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.12	Press Release issued by Countrywide Financial Corporation pertaining to its results of operational statistics for the month ended September 30, 2003.

Exhibit 99.12

NEWS	COUNTRYWIDE FINANCIAL

For Immediate Release	CONTACT:	David Bigelow Lisa Riordan (818) 225-3550

COUNTRYWIDE REPORTS SEPTEMBER OPERATIONAL DATA

-- SERVICING PORTFOLIO SETS A NEW BENCHMARK AT $606 BILLION --

-- THIRD QUARTER PRODUCTION TOTALS $126 BILLION –

CALABASAS, CA (October 13, 2003) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended September 30, 2003. Operational highlights for September included the following:

  The servicing portfolio reached a new milestone of $606 billion, an increase of $154 billion since the beginning of the year, and 49 percent higher than September 2002.
  Loan fundings for the month rose 31 percent over the prior year to $33 billion. Total fundings for the third quarter of $126 billion were up 98 percent over the third quarter of 2002. Total volume year-to-date set a new record at $359 billion and was $107 billion more than total production for calendar 2002.
  Monthly purchase fundings rose 64 percent over September 2002 to $13 billion and accounted for 38 percent of total fundings. Quarterly purchase fundings set a new record at $39 billion, 17 percent higher than the previous quarter, and up 59 percent from the third quarter of 2002. Year-to-date purchase volume of $95 billion has exceeded the $86 billion produced in all of 2002.
  Demand for less interest-rate sensitive products – adjustable-rate, home equity and subprime loans –continued to grow.
-	Adjustable-rate loans accounted for 30 percent of total production in September and totaled $28 billion for the third quarter, an increase of 38 percent over the second quarter of 2003 and a rise of 192 percent over the third quarter of 2002.

-	Home equity loan fundings for the third quarter reached $5.4 billion, 23 percent higher than the second quarter of 2003 and up 77 percent from the third quarter of 2002.

-	Subprime loan production totaled $5.5 billion for the quarter, up 30 percent over the second quarter of 2003, and 131 percent greater than the third quarter of 2002.

(more)

2-2-2

  Driven by a decline in interest rates since the beginning of September, average daily application volume increased slightly over last month to $1.9 billion.
  The mortgage pipeline continued to decline, as expected, but remained robust at $47 billion.
  Securities trading volume at Countrywide Securities Corporation, a registered broker-dealer, totaled $240 billion for the month, up 16 percent from September 2002. Quarterly trading volume set a new benchmark at $822 billion, an increase of 51 percent over the third quarter of 2002. Year-to-date trading volume reached $2.3 trillion, exceeding full year 2002 results by 14 percent.
  Total assets at Countrywide Bank, a division of Treasury Bank, NA, rose to $16 billion, an increase of 8 percent from last month and 262 percent more than September 2002.
  Net earned premiums at the Insurance carriers -- Balboa Life & Casualty and Balboa Reinsurance -- rose 20 percent in September over last year to $60 million. Quarterly net earned premiums reached $191 million, a gain of 14 percent over the second quarter, which was driven by continued improvement in the Balboa Life & Casualty business. Year-to-date net earned premiums were $530 million, fast approaching full year 2002 net earned premiums of $562 million.
  Sub-servicing volume at Global Home Loans now stands at $96 billion, up 60 percent from $60 billion in September 2002.

“The mortgage environment was clearly affected by a significant rise in rates during the third quarter,” said Stanford L. Kurland, Chief Operating Officer. “While 30-year fixed mortgage rates and the 10-year treasury both sold off well over 100 basis points from their respective peaks during the quarter, both rallied back and experienced a net increase of roughly 40 basis points for the quarter. As expected, this rate change caused mortgage refinance activity to drop significantly throughout the industry during the third quarter. Countrywide enjoyed strong performance during the third quarter despite the change in rates. Fundings were $126 billion and declined only marginally from the all-time record established during the second quarter. Production margins remained strong during the third quarter as pricing remained rational and productivity remained high.

(more)

3-3-3

“Prospects for the fourth quarter of 2003 remain bright,” Kurland added. “On the origination front, mortgage rates still remain at relatively low levels despite their recent rise. The pipeline of applications in process starts off the quarter at $47 billion. Countrywide established an all-time record for purchase fundings of $39 billion during the third quarter, 59 percent higher than last year. This market is very stable due to relatively consistent consumer demand. Fundings of less rate-sensitive products such as adjustable-rate, home equity and subprime loans were up about 30 percent during the third quarter compared to the second quarter. For the first time in a post-refinance boom environment, our bank provides us with portfolio lending capability and a strong appetite for adjustable-rate and home equity loans. Bank total assets now stand at $16 billion, up from $4.5 billion last year. Another advantage we have for the first time after a boom is a commissioned sales force that gives us an opportunity to grow production market share after the boom. Perhaps most importantly, our servicing portfolio provides significant earnings potential in a flat to rising rate environment. The portfolio has grown to $606 billion, up 49 percent from last year.

“As we announced on Friday, management believes that Countrywide will exceed the top end of previous earnings guidance for 2003 of $15 per diluted share,” Kurland concluded. “Specific actual results for the third quarter will be available on Thursday, October 23 through our earnings press release and will be supplemented by our earnings teleconference. The bottom line is that Countrywide’s business model was prepared for the volatile rate environment during the third quarter and once again produced record results.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 500 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services in domestic and international markets. Mortgage banking businesses include loan production and servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies that provide loan closing services. Diversified financial services encompass capital markets, banking, insurance, and global, largely through the activities of Countrywide Capital Markets, a mortgage-related investment banker; Countrywide Bank, a division of Treasury Bank, NA, a banking entity offering customers CDs, money market accounts, and home loan products; Balboa Life and Casualty Group, whose companies are national providers of property, liability, and life insurance; Balboa Reinsurance, a captive mortgage reinsurance company; Countrywide Insurance Services, Inc., a national insurance agency offering home-related insurance products; and Global Home Loans, a European mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to future operations, as well as business plans and strategies that are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

                                                                      September          September
                                                                        2003               2002              Year-to-Date
                                                                    --------------     --------------     -------------------

MORTGAGE BANKING
----------------
     Production
        Average Daily Loan Applications                                    $1,858             $2,062                  $2,423
        Total Mortgage Loan Pipeline (loans in process)                   $47,182            $51,259

        Consumer Markets Divisions' Fundings                               $9,392             $6,810                 $89,329
        Wholesale Lending Division Fundings                                 5,632              6,788                  75,349
        Correspondent Lending Division Fundings                            13,225             10,981                 166,052
        Capital Markets Fundings                                            3,066                665                  17,568
        Treasury Bank Fundings (2)                                          1,802                 77                  10,246
                                                                    -------------- --- --------------     -------------------
             Total Loan Fundings                                          $33,117            $25,321                $358,544

     Purchase Fundings (3)                                                $12,719             $7,760                 $95,447
     Non-purchase Fundings (3)                                            $20,398            $17,561                $263,097

     Home Equity Fundings                                                  $1,923             $1,012                 $13,247
     Subprime Fundings                                                     $2,158               $962                 $13,117

     Loan Closing Services (units)
        Credit Reports                                                    499,431            469,839               5,191,677
        Flood Determinations                                              222,890            239,160               2,521,924
        Appraisals                                                         51,507             48,213                 536,198
        Automated Property Valuation Services                             358,983            238,522               2,934,059
        Other                                                              11,769             10,237                 110,690
                                                                    -------------- --- --------------     -------------------
               Total Units                                              1,144,580          1,005,971              11,294,548

     Servicing (4)
        Volume                                                           $606,095           $406,011
        Units                                                           4,834,943          3,706,320
        Prepayments in Full                                               $17,463            $12,819                $195,119
        Bulk Servicing Acquisitions                                          $581               $722                  $3,900
        Portfolio Delinquency (%) - CHL (5)                                 3.81%              4.64%
        Foreclosures Pending (%) - CHL (5)                                  0.45%              0.54%

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

                                                           September         September
                                                              2003             2002             Year-to-Date
                                                          -------------    --------------     -----------------

INSURANCE
---------
Net Premiums Earned
   Carrier                                                         $50               $42                  $439
   Reinsurance                                                     $10                $8                   $91

CAPITAL MARKETS
---------------
   Securities Trading Volume (6)                              $240,154          $206,263            $2,274,309

BANKING
-------
   Assets held by Treasury Bank (billions)                       $16.3              $4.5

Global Home Loans
-----------------
   GHL Subservicing Volume (billions)                              $96               $60

Working Days                                                        21                20                   189
(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the company. Such financial statements are provided by the company quarterly. The company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.
(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.
(3)	We have enhanced our disclosure of the first trust deed and home equity loan funding mix to reflect purchase and non-purchase fundings. Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans and stand-alone home equity loans.
(4)	Includes warehouse loans and loans under subservicing agreements for other clients.
(5)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(6)	Includes trades with mortgage banking division.

Countrywide Financial Corporation and Subsidiaries
Rolling Thirteen Months Statistical Data
($ in millions)

                                                                                                                                                                                  YTD
                                           Sep-02    Oct-02    Nov-02    Dec-02    Jan-03    Feb-03   Mar-03    Apr-03    May-03    Jun-03    Jul-03   Aug-03     Sep-03         Total
                                           ------    ------    ------    ------    ------    ------   ------    ------    ------    ------    ------   ------     ------         -----
MORTGAGE BANKING
----------------
    Loan Production
      Working Days                              20        23        20        21         21      19        21        22        21        21        22       21          21            189
      Average Daily Applications            $2,062    $1,962    $2,196    $1,870     $2,001  $2,192    $2,687    $2,286    $3,190    $3,243    $2,529   $1,808      $1,858         $2,423
      Mortgage Loan Pipeline
(loans-in-process)                         $51,259   $51,816   $54,776   $49,121    $48,218  $49,347  $59,005   $56,516   $74,086   $82,490   $70,377  $53,576     $47,182

      Consumer Markets Divisions'
Fundings                                    $6,810    $8,294    $7,714    $8,190     $7,284  $7,273    $8,971   $10,251    $9,486   $11,478   $12,911  $12,283      $9,392        $89,329
      Wholesale Lending Division
Fundings                                    $6,788    $8,175    $7,546    $8,351     $7,508  $6,841    $8,896    $9,721    $8,481   $10,517   $10,531   $7,222      $5,632        $75,349
      Correspondent Lending Division
Fundings                                   $10,981   $16,781   $15,327   $17,613    $17,489  $15,203  $17,130   $19,644   $18,484   $22,749   $24,258  $17,870     $13,225       $166,052
      Capital Markets Fundings                $665    $1,264    $1,449      $903     $1,120  $1,040    $1,914    $1,357    $1,897    $2,231    $2,884   $2,059      $3,066        $17,568
      Treasury Bank Fundings (1)               $77      $146      $174      $176       $274    $516      $944    $1,277    $1,174    $1,463    $1,255   $1,541      $1,802        $10,246
                                          --------- --------- --------- --------- ---------- ------- --------- --------- --------- --------- --------- -------- -----------    -----------
          Total Loan Fundings              $25,321   $34,660   $32,210   $35,233    $33,675  $30,873  $37,855   $42,250   $39,522   $48,438   $51,839  $40,975     $33,117       $358,544

      Purchase Fundings (2)                 $7,760    $9,388    $7,749    $8,757     $7,766  $6,629    $9,513    $9,576   $10,183   $13,138   $13,352  $12,571     $12,719        $95,447
      Non-purchase Fundings (2)            $17,561   $25,272   $24,461   $26,476    $25,909  $24,244  $28,342   $32,674   $29,339   $35,300   $38,487  $28,404     $20,398       $263,097

      Government Fundings                   $1,682    $2,139    $1,865    $1,977     $1,683  $1,614    $1,984    $2,296    $2,251    $2,700    $2,790   $2,505      $2,093        $19,916
      ARM Fundings                          $3,436    $3,777    $3,771    $4,223     $3,976  $4,018    $5,839    $6,739    $6,369    $7,376    $8,573   $9,942      $9,829        $62,661
      Home Equity Fundings                  $1,012    $1,121    $1,065    $1,167     $1,106  $1,096    $1,280    $1,445    $1,375    $1,555    $1,701   $1,766      $1,923        $13,247
      Subprime Fundings                       $962    $1,002    $1,032    $1,169     $1,114    $901    $1,308    $1,208    $1,608    $1,440    $1,726   $1,654      $2,158        $13,117

    Loan Closing Services (units):
      Credit Reports                       469,839   514,394   437,052   385,059    507,283  473,292  611,346   583,797   696,983   701,809   624,949  492,787     499,431      5,191,677
      Flood Determinations                 239,160   265,712   237,244   221,390    258,705  249,014  286,471   271,860   330,951   359,226   308,255  234,552     222,890      2,521,924
      Appraisals                            48,213    60,342    52,369    51,813     52,008  48,472    63,395    61,060    60,867    70,187    68,677   60,025      51,507        536,198
      Automated Property Valuation
Services                                   238,522   308,463   260,655   202,529    164,795  177,317  324,231   331,797   412,313   397,954   416,691  349,978     358,983      2,934,059
      Other                                 10,237    13,326    11,860    14,094     12,302  11,856    13,096    12,494    12,275    11,541    12,791   12,566      11,769        110,690
                                          --------- --------- --------- --------- ---------- ------- --------- --------- --------- --------- --------- -------- -----------    -----------
                                          1,005,971 1,162,237  999,180   874,885    995,093  959,951 1,298,539 1,261,008 1,513,389 1,540,717 1,431,363 1,149,908 1,144,580     11,294,548
(1)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.
(2)	We have enhanced our disclosure of the first trust deed and home equity loan funding mix to reflect purchase and non-purchase fundings. Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans and stand-alone home equity loans.

Countrywide Financial Corporation and Subsidiaries
Rolling Thirteen Months Statistical Data
($ in millions)

                                                                                                                                                                                 YTD
                                       Sep-02    Oct-02     Nov-02     Dec-02     Jan-03    Feb-03    Mar-03     Apr-03     May-03    Jun-03    Jul-03     Aug-03    Sep-03     Total
                                       ------    ------     ------     ------     ------    ------    ------     ------     ------    ------    ------     ------    ------     -----
MORTGAGE BANKING (continued)
----------------------------
    Servicing (3)
      Volume                          $406,011   $421,720   $435,331   $452,405   $469,152  $484,193  $502,079   $519,872  $537,198  $559,124   $576,670  $591,905  $606,095
      Units                          3,706,320 3,795,952  3,870,047  3,970,896  4,071,413  4,164,020 4,265,322  4,369,450 4,467,789 4,587,387  4,678,947 4,760,141 4,834,943

      Subservicing Volume (4)          $11,031    $11,101    $11,284    $11,138    $10,998  $11,040    $10,957    $11,464   $11,739   $11,518    $11,645   $11,483   $11,446

      Prepayments in Full              $12,819    $18,281    $16,913    $16,788    $15,568  $15,896    $18,588    $23,689   $21,249   $24,069    $33,361   $25,236   $17,463   $195,119

      Bulk Servicing Acquisitions         $722       $293       $747       $102       $685     $713       $180       $386      $348      $321       $345      $341      $581     $3,900

      Portfolio Delinquency - CHL(5)     4.64%      4.42%      4.57%      4.62%      4.24%    4.11%      3.77%      3.82%     3.82%     3.79%      3.78%     3.77%     3.81%
      Foreclosures Pending - CHL (5)     0.54%      0.56%      0.57%      0.55%      0.55%    0.57%      0.53%      0.50%     0.49%     0.47%      0.46%     0.46%     0.45%

INSURANCE
---------
  Net Premiums Earned
    Carrier                                $42        $47        $43        $49        $51      $44        $48        $40       $50       $47        $54       $55       $50       $439
    Reinsurance                             $8         $8         $9         $8         $9       $9        $10        $10       $11       $10        $11       $11       $10        $91

CAPITAL MARKETS
---------------
    Securities Trading Volume (6)     $206,263   $233,930   $196,180   $178,588   $212,338  $186,263  $241,436   $238,706  $278,016  $295,132   $326,751  $255,513  $240,154  $2,274,309

BANKING
-------
    Assets held by Treasury Bank
(billions)                                $4.5       $5.0       $5.3       $5.1       $6.5     $7.3       $8.9      $10.1     $11.8     $13.1      $14.1     $15.1     $16.3

Global Home Loans
-----------------
    GHL Subservicing Volume
(billions)                                 $60        $60        $80        $80        $92      $90        $90        $91       $94       $95        $93       $90       $96

Workforce Head Count: (7)
    Loan Originations                   13,267     14,321     15,027     15,507     15,887   16,351     17,074     17,941    18,575    19,780     20,903    20,447    19,251
    Loan Servicing                       4,834      4,931      5,036      5,154      5,217    5,350      5,555      5,774     5,821     5,874      6,003     6,002     6,111
    Loan Closing Services                  932      1,018      1,038      1,042      1,042    1,023      1,032      1,052     1,072     1,090      1,115     1,065       956
    Insurance                            1,728      1,684      1,672      1,625      1,699    1,682      1,694      1,713     1,740     1,738      1,819     1,851     1,904
    Capital Markets                        356        356        364        369        376      381        388        391       402       420        429       440       452
    Global Operations                    1,326      1,367      1,356      2,171      2,177    2,169      2,120      2,069     1,999     1,928      1,898     1,897     1,962
    Banking                                474        531        546        554        663      680        749        779       775       822        876       808       804
    Corporate Overhead & Other           2,710      2,765      2,837      2,850      2,812    2,844      2,927      2,990     3,038     3,126      3,270     3,238     3,309
                                      --------- ---------- ---------- ---------- ---------- -------- ---------- ---------- --------- --------- ---------- --------- ---------
                                        25,627     26,973     27,876     29,272     29,873   30,480     31,539     32,709    33,422    34,778     36,313    35,748    34,749
                                      ========= ========== ========== ========== ========== ======== ========== ========== ========= ========= ========== ========= =========
(3)	Includes warehouse loans and loans under subservicing agreements for other clients.
(4)	Subservicing volume for other clients.
(5)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(6)	Includes trades with mortgage banking division.
(7)	Head Count includes full-time employees, contract, and temporary help.